DEAN HELLER
Secretary of State                     FILED #C35341-04
206 North Carson Street                  DEC 29, 2004
Carson City, Nevada 80701-4299
(775) 68405708
Website:  secretaryofstate.biz

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

1.  Name of Corporation:   Merge II, Incorporated
2. Resident Agent Name and Street Address: The Business Advantage, Inc., 224 South Jones Boulevard, Las Vegas, Nevada 89107
3.  Shares:   Number of shares with par value:  25,000,000 Par value
$.0001  Number of shares without par value   0
4.  Names & Addresses of Board of Directors/Trustees:
     1.  Dennis Carrasquillo
         1402 Royal Palm Beach Blvd, Royal Palm Beach, FL 33411
     2.  John F. Santiago
         1402 Royal Palm Beach Blvd, Royal Palm Beach, FL 33411

5.  Purpose:   The purpose of this Corporation shall be: Blank Check
Company
6. Names, Address and Signature of Incorporator: Dennis Carrasquillo 1402 Royal Palm Beach, Royal Palm Beach, FL 33411

I hereby accept appointment as Resident Agent for the above named corporation

/s/Dennis Carrasquillo          11/22/04